As filed with the Securities and Exchange Commission on August 7,    2000
                                                  Registration No. 333-37616


======================================================================
                 SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                               ------------------
                                 Amendment No. 1

                                       to

                                    FORM S-3


                             REGISTRATION STATEMENT

                                      under

                           THE SECURITIES ACT OF 1933

                               ------------------

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
             (Exact name of registrant as specified in its charter)
                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)
                                   13-3320910
                   (I.R.S. employer identification number)
              Credit Suisse First Boston Mortgage Securities Corp.
                                11 Madison Avenue
                            New York, New York 10010
                                 (212) 325-2000
   (Address, including zip code, and telephone number, including area code, of registrant's principle executive offices)

                                 Thomas Zingalli
                           Credit Suisse First Boston
                            Mortgage Securities Corp.
                                11 Madison Avenue
                            New York, New York 10010
                                 (212) 325-2000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                            Katharine I. Crost, Esq.
                         Orrick, Herrington & Sutcliffe
                                       LLP
                                666 Fifth Avenue
                            New York, New York 10103

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

     If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

===================================================================================
 Title of Securities   Amount to be      Proposed        Proposed      Amount of
 to be Registered(1)   Registered(2)     Maximum          Maximum     Registration
                                     Aggregate Price     Aggregate        Fee
                                         Per Unit     Offering Price
-----------------------------------------------------------------------------------

 Conduit Mortgage and
 Manufactured Housing  $1,500,000,000      100%       $1,500,000,000(3)$ 396,000 (4)
Contract Pass-Through
Certificates


===================================================================================

(1)This   Registration   Statement   also  relates  to  certain   market  making
   transactions that may be made by Credit Suisse First Boston Corporation, an affiliate of the Registrant.


(2)$3,518,133,600 aggregate principal amount of Conduit Mortgage and Manufactured Housing Contract Pass-Through Certificates registered by the Registrant under Registration Statement No. 333-53115 on Form S-3 referred to below and not previously sold are consolidated into this Registration Statement pursuant to Rule 429. A registration fee in connection with such unsold amount of Conduit Mortgage and Manufactured Housing Contract Pass-Through Certificates was paid previously under the foregoing Registration Statement. Accordingly, the total amount registered under this Registration Statement as so consolidated as of the date of this filing is $5,018,133,600.

(3)   Estimated   solely  for  the  purpose  of   calculating   the
   registration fee.
(4)Fee of $264 paid in connection with original Registration Statement filed on May 23, 2000. The additional registration fee of $395,736 is a result of an increase in the amount to be registered by $1,499,000,000.


                               -------------------
      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


      Pursuant to Rule 429 of the General Rules and Regulations under the Securities Act of 1933, the prospectus that is part of this Registration Statement is a combined prospectus and includes all the information currently required in a prospectus relating to the securities covered by Registration Statement No. 333-53115 on Form S-3 previously filed by the Registrant. This Registration Statement, which relates to $5,018,133,600 aggregate principal amount of Conduit Mortgage and Manufactured Housing Contract Pass-Through Certificates, constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-53115 on Form S-3.

                                Explanatory Note


      This Registration Statement includes (i) the basic prospectus relating to Conduit Mortgage and Manufactured Housing Contract Pass-Through Certificates,
(ii) an illustrative form of prospectus supplement for use in an offering of Mortgage Backed Pass-Through Certificates representing beneficial ownership interests in a trust fund consisting primarily of mortgage loans with credit enhancement provided by subordinate certificates ("Version A") and (iii) an illustrative form of prospectus supplement for use in an offering of Mortgage Backed Pass-Through Certificates representing beneficial ownership interests in a trust fund consisting primarily of mortgage loans, including multifamily and commercial mortgage loans, with credit enhancement provided by excess interest, overcollateralization and a financial guaranty insurance policy ("Version B").